Exhibit 10.2

STOCK (CONTROL STOCK) PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made and effective July 19, 2016.

BETWEEN:	JEROME MAHONEY (the "Seller"), an individual residing in New Jersey with his office located at:

750 Highway 34
Matawan, NJ 07747

AND:	MIRO ZECEVIC (the "Purchaser"), an individual with his main address located at

Min Mar Group
1007 N Federal Hwy #275
Fort Lauderdale, Florida 33304

RECITALS

WHEREAS, the Seller is the record owner and holder of the issued and outstanding shares of the preferred capital stock of the Company, a New Jersey company, which Company has issued 761,922 shares of 3% Series A Preferred Stock

and

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Company's Stock aforementioned, it is hereby agreed as follows:

1. PURCHASE AND SALE

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Company's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Company's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held on July 19, 2016 at or such other date and time as the parties hereto may otherwise agree.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE

The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof.

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3. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby warrants and represents:

A.	Organization and Standing. Company is a company duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to carry on its business as it is now being conducted.

B.	Restrictions on Stock:

i.	The Seller is not a party to any agreement, written or oral, creating rights in respect to the Company's Stock in any third person or relating to the voting of the Company's Stock, except for the irrevocable proxy providing the Seller with voting rights over the Class A Common Stock shares equal to approximately 100 million shares held by Dolores Serafin.

ii.	Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii.	There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Company which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5. ENTIRE AGREEMENT

This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6. SECTIONS AND OTHER HEADINGS

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7. GOVERNING LAW

This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey The parties herein waive trial by jury and agree to submit to the jurisdiction and venue of a court located in New Jersey.

8. ATTORNEY’S FEES

In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

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9. INFORMATION

The Purchaser and its advisors, if any, have been furnished with or have had access to all materials relating to the business, have had access to all of the Securities Exchange Act of 1934 (the “1934 Act”) filings and press releases filed and issued by the Company, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

JEROME MAHONEY	MIRO ZECEVIC

/s/ Jerome Mahoney	/s/ Miro Zecevic
Authorized Signature	Authorized Signature

Jerome Mahoney	Micro Zecevic - July 19, 2016
Print Name and Title	Print Name and Title

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EXHIBIT "A" AMOUNT AND PAYMENT OF PURCHASE PRICE

1. CONSIDERATION

As total consideration for the purchase and sale of the Company's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of One Dollar ($1.00) such total consideration to be referred to in this Agreement as the "Purchase Price".

2. PAYMENT

The Purchase Price shall be paid as follows:

i.	The sum of One Dollar ($1.00) to be delivered to Seller upon the execution of this Agreement.

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